Exhibit 99.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of May 15, 2007 is made among TRANSACTION NETWORK SERVICES, INC., a Delaware corporation (“Borrower”); TNS, INC., a Delaware corporation (“Holdings”); the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, “GE Capital”), for itself, as Lender and as Agent for Lenders (“Agent”); and the other Lenders signatory to the hereinafter defined Credit Agreement.

RECITALS

A.            Agent, Lenders and Credit Parties are party to that certain Credit Agreement dated as of March 28, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.            This Amendment shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment; capitalized terms used herein without definition are so used as defined in Annex A to the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.             Amendment to Credit Agreement.  As of the Effective Date (as defined in Section 4 hereof), Section 1.2(a) of the Credit Agreement is amended and restated to read as follows:

(a)           Borrower shall pay interest to Agent, for the ratable benefit of Lenders, in accordance with the various Loans being made by each Lender (or in the case of the Swing Line Loan, for the benefit of the Swing Line Lender), in arrears on each applicable Interest Payment Date, at the following rates:  (i) with respect to the Revolving Credit Advances which are designated as Index Rate Loans (and for all other Obligations not otherwise set forth below), the Index Rate plus the Applicable Revolver Index Margin per annum or, with respect to Revolving Credit Advances which are designated as LIBOR Loans, at the election of Borrower, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum; (ii) with respect to such portion of the Term Loan designated as an Index Rate Loan, the Index Rate plus the Applicable Term Loan Index Margin per annum or, with respect to such portion of the Term Loan designated as a LIBOR Loan, the applicable LIBOR Rate plus the Applicable Term Loan LIBOR Margin per annum; and (iii) with respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin per annum.

As of the Closing Date, the Applicable Margins are as follows:

Applicable Revolver Index Margin	0.75%

Applicable Revolver LIBOR Margin	1.75%

Applicable Term Loan Index Margin	0.75%

Applicable Term Loan LIBOR Margin	1.75%

As of the effective date of the First Amendment to Credit Agreement dated as of May 15, 2007 by and among Borrower, Holdings, the other Credit Parties party thereto, Agent and the Lenders, the Applicable Term Loan Index Margin and the Applicable Term Loan LIBOR Margin shall be adjusted up to 1.00% and 2.00%, respectively.  The Applicable Margins shall be further adjusted (up or down) prospectively on a quarterly basis as determined by Holdings’ and its Subsidiaries’ consolidated financial performance, commencing with the first day of the first calendar month that occurs more than one (1) day after delivery of Borrower’s quarterly Financial Statements to Agent for the Fiscal Quarter ending June 30, 2007.  Adjustments in Applicable Margins will be determined by reference to the following grids:

If Leverage Ratio is:	Level of Applicable Margins:
≥ 3.0	Level I
≥ 2.50 and <3.0	Level II
≥2.0 and <2.5	Level III
<2.0	Level IV

	Applicable Margins
	Level I	Level II	Level III	Level IV
Applicable Revolver Index Margin	0.75%	0.50%	0.25%	0.00%
Applicable Revolver LIBOR Margin	1.75%	1.50%	1.25%	1.00%
Applicable Term Loan Index Margin	1.00%	1.00%	1.00%	1.00%
Applicable Term Loan LIBOR Margin	2.00%	2.00%	2.00%	2.00%

All adjustments in the Applicable Margins after June 30, 2007 shall be implemented quarterly on a prospective basis, for each calendar quarter commencing at least one (1) day after the date of delivery to Agent of the quarterly unaudited Financial Statements evidencing the need for an adjustment.  Concurrently with the delivery of those Financial Statements, Borrower shall deliver to Agent a certificate, signed by its chief financial officer or other officer acceptable to Agent, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins.  Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day following the delivery of those Financial Statements demonstrating that such an increase is not required.  If any Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day following the date on which all Events of Default are waived or cured.

2.             Representations and Warranties.  As of the date hereof, Holdings and Borrower hereby jointly and severally represent and warrant to Agent and Lenders as follows:

(a)           After giving effect to this Amendment (i) no Default or Event of Default shall have occurred or be continuing and (ii) the representations and warranties of the Credit Parties contained in the Loan Documents shall be true, accurate and complete in all material respects (without duplication of any materiality qualifier contained therein) as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

(b)           The execution, delivery and performance, as the case may be, by each Credit Party of this Amendment and the other documents and transactions contemplated hereby are within each Credit Party’s corporate powers, have been duly authorized by all necessary corporate action (including, without limitation, all necessary shareholder approval) of each Credit Party, have received all necessary governmental approvals, and do not and will not violate or conflict with any laws, rules, regulations or orders of any Governmental Authority or violate, conflict with, result in a breach of, or constitute a default (with due notice or lapse of time or both) under any Contractual Obligation or organizational documents of Holdings or any of its Subsidiaries except if such violations, conflicts, breaches or defaults could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(c)           This Amendment, the Credit Agreement and each other Loan Document is the legal, valid and binding obligation of each Credit Party enforceable against each Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and the effects of general principles of equity.

3.             Conditions.  This Amendment shall become effective as of the date (the “Effective Date”) Agent has received this Amendment, duly executed by each Credit Party, Agent and the Requisite Lenders.

4.             Effect on Loan Documents.  This Amendment is limited to the specific purpose for which it is granted and, except as specifically set forth above, (a) shall not be construed as a consent, waiver, amendment or other modification with respect to any term, condition or other provision of any Loan Document and (b) each of the Loan Documents shall remain in full force and effect and are each hereby ratified and confirmed.  Upon the effectiveness of this Amendment, each reference in (a) the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” or words of similar import and (b) any other Loan Document to “the Agreement” shall, in each case and except as otherwise specifically stated therein, shall mean and be a reference to the Credit Agreement as modified hereby.

5.             Affirmation of Guarantors.  By its signature set forth below, each Guarantor hereby confirms to Agent and Lenders that, after giving effect to this Amendment and the transactions contemplated hereby, the Guaranty of such Guarantor and each other Loan Document to which such Guarantor is a party continues in full force and effect and is the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and the effects of general principles of equity.

6.             Successors and Assigns.  This Amendment shall be binding on and shall inure to the benefit of the Credit Parties, Agent, Lenders and their respective successors and assigns; provided that Borrower may assign its rights or obligations hereunder without the prior written consent of all Lenders.  The terms and provisions of this Amendment are for the purpose of defining the relative rights and obligations of Credit Parties, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Amendment.

7.             Entire Agreement.  This Amendment, including all documents attached hereto, incorporated by reference herein or delivered in connection herewith, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

8.             Fees and Expenses.  As provided in Section 1.3(e) of the Credit Agreement, Borrower agrees to pay on demand all reasonable out-of-pocket fees, costs and expenses incurred by Agent in connection with the preparation, execution and delivery of this Amendment.

9.             Incorporation of Credit Agreement.  The provisions contained in Sections 9.10, 9.15 and 9.16 of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety with respect to this Amendment.

10.               Captions.  Section captions used in this Amendment are for convenience only, and shall not affect the construction of this Amendment.

11.               Severability.  Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

12.               Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by telecopy or Electronic Transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

[signature page follows]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

TRANSACTION NETWORK SERVICES, INC., as Borrower

By:	/s/ Henry H. Graham, Jr.
Name:	Henry H. Graham, Jr.
Title:	Chief Executive Officer

GENERAL ELECTRIC CAPITAL
CORPORATION, as Agent and Lender

By:	/s/ Dennis P. Leonard
Name:	Dennis P. Leonard
Title:	Duly Authorized Signatory

Signature Page to First Amendment
Transaction Network Services, Inc.

The following Persons are signatories to this Amendment in their capacity as Credit Parties and not as Borrower.

TNS, INC., as a Credit Party TNS-TRANSLINE, LLC, as a Credit Party TNS DATALINK, INC., as a Credit Party POSLINK, INC., as a Credit PartyTNS INTERNATIONAL HOLDINGS, LLC, as a Credit Party

By:	/s/ Henry H. Graham, Jr.
Name:	Henry H. Graham, Jr.
Title:	Chief Executive Officer

Signature Page to First Amendment
Transaction Network Services, Inc.